Exhibit 99.1

Consent Solicitation Statement

March 4, 2016

GENWORTH HOLDINGS, INC.

Solicitation of Consents Relating to the Indentures Governing its Notes set forth below

Outstanding Principal Amount	Description of Securities	CUSIP Number	Consent Fee per $1,000 in Principal Amount of Notes
$598,000,000	6.515% Senior Notes due 2018 (the “2018 Notes”)	37247DAK2	$6.25
$397,000,000	7.700% Senior Notes due 2020 (the “2020 Notes”)	37247DAM8	$12.50
$389,875,000	7.20% Senior Notes due 2021 (the “February 2021 Notes”)	37247DAN6	$13.75
$716,909,000	7.625% Senior Notes due 2021 (the “September 2021 Notes”)	37247DAP1	$13.75
$400,000,000	4.900% Senior Notes due 2023 (the “2023 Notes”)	372491AA8	$15.00
$400,000,000	4.800% Senior Notes due 2024 (the “2024 Notes”)	372491AB6	$15.00
$300,000,000	6.500% Senior Notes due 2034 (the “2034 Notes”)	37247DAB2	$15.00
$600,000,000	6.15% Fixed-to-Floating Rate Junior Subordinated Notes due 2066 (the “2066 Notes”)	37247DAG1	$15.00

•	The purpose of this Consent Solicitation is to enhance the Company’s long-term prospects and provide strategic flexibility as the Company focuses on actions to separate and isolate its long-term care insurance business. The Company believes the Proposed Amendments provide protection to investors from risks and uncertainties under the Indentures with respect to certain potential events involving the Company’s long-term care and/or other life insurance businesses.

•	The Proposed Amendments do not modify principal or interest payable on the Notes or the guarantee of the Notes by Genworth Financial.

•	Holders who consent to the Proposed Amendments will receive a Consent Fee, as set forth in the table above, subject to the conditions described in this Statement.

•	Holders who do not consent to the Proposed Amendments will not receive a Consent Fee, even if this Consent Solicitation is successful, but will still be bound by the terms of the Proposed Amendments.

•	In order to participate in this Consent Solicitation, a beneficial owner of record as of 5:00 p.m., New York City time, on March 3, 2016, must promptly instruct its broker, dealer, custodian or other intermediary to deliver a Consent Form to the Tabulation Agent on its behalf, in accordance with the consent procedures described herein.

•	You must act in advance of the Expiration Time, which is 5:00 p.m., New York City time, on March 18, 2016 (unless extended or terminated by the Company), if you intend to participate. Your broker, dealer, custodian or other intermediary will require an earlier deadline for you to give it instructions.

•	Any requests for assistance in submitting a Consent or requests for additional copies of this document or other related documents should be directed to the Information Agent at the address or telephone numbers set forth on the back cover page of this document.

•	Any questions concerning the terms of this Consent Solicitation should be directed to the Solicitation Agents at the telephone numbers set forth on the back cover page of this document.

•	The Solicitation Agents for the Consent Solicitation are:

BofA Merrill Lynch	Goldman, Sachs & Co.

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 18, 2016 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, WITH RESPECT TO ANY OR ALL SERIES OF NOTES, THE “EXPIRATION TIME”). HOLDERS OF RECORD AS OF THE RECORD DATE (AS DEFINED BELOW) MUST VALIDLY DELIVER CONSENTS AT OR BEFORE THE EXPIRATION TIME IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSENT FEE. CONSENTS MAY BE REVOKED AT OR PRIOR TO THE EARLIER OF THE EFFECTIVE DATE (AS DEFINED BELOW) AND THE EXPIRATION TIME. GENWORTH HOLDINGS, INC. MAY, IN ITS SOLE DISCRETION, TERMINATE, EXTEND OR AMEND THE CONSENT SOLICITATION AT ANY TIME.

Genworth Holdings, Inc. (“Genworth Holdings” or the “Company”), a wholly owned subsidiary of Genworth Financial, Inc. (“Genworth Financial” and, together with its consolidated subsidiaries, “Genworth”), is proposing to amend:

•	the indenture, dated as of June 15, 2004, between Genworth Holdings and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as successor to JP Morgan Chase Bank, N.A., as supplemented from time to time (as so supplemented, the “Senior Notes Indenture”), with respect to the Company’s 2018 Notes, 2020 Notes, February 2021 Notes, September 2021 Notes, 2023 Notes, 2024 Notes and 2034 Notes (collectively, the “Senior Notes”), and

•	the indenture, dated as of November 14, 2006, between Genworth Holdings and the Trustee, as supplemented from time to time (as so supplemented, the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and each an “Indenture”), with respect to the Company’s 2066 Notes (together with the Senior Notes, the “Notes”), as set forth below.

Specifically, we propose to:

•	exclude Genworth Life Insurance Company, Genworth Life Insurance Company of New York and Brookfield Life and Annuity Insurance Company Limited, which operate the Company’s long-term care insurance business, from the definition of “Significant Subsidiary” and, therefore, from the event of default provisions of the Senior Notes Indenture; and

•	clarify that one or more transactions disposing of any or all of the Company’s long-term care and other life insurance businesses and assets (a “Life Sale”) would not constitute a disposition of “all or substantially all” of the Company’s assets under the Indentures, provided that in order to rely on that clarification, Genworth’s U.S. Mortgage Insurance segment would be contributed to the Company and 80% of any Net Cash Proceeds (as defined below) to the Company from any Life Sale would be used to reduce outstanding indebtedness;

together, and with respect only to the Indentures to which such amendments relate, the “Proposed Amendments.”

Upon the Proposed Amendments in respect of a series of Notes becoming operative, the Company will pay the Consent Fee to the Holders of Notes of such series who have delivered a valid Consent (not previously revoked) at or prior to the Expiration Time. The Consent Fee will be a cash payment per $1,000 principal amount of such series of Notes for which Consents have been delivered by such Holder, in accordance with the table on the front cover page hereof (the “Consent Fee”).

In connection with the Proposed Amendments described above and herein, the Company is furnishing this Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Statement”).

The Proposed Amendments are being sought in order to enhance the Company’s long-term prospects and provide strategic flexibility as it focuses on actions to separate and isolate its long-term care insurance business. For a further discussion and a description of certain other considerations applicable to Holders (as defined below), see the sections entitled “Questions and Answers About the Proposed Amendments,” “Summary” and “Certain Significant Considerations.”

By this Statement and the accompanying form of consent (the “Consent Form” and, together with this Statement, the “Consent Documents”), the Company is soliciting (the “Consent Solicitation”) consents (the “Consents”) from holders of record of each series of Notes (each, a “Holder” and, collectively, the “Holders”) as of 5:00 P.M., New York City time, on March 3, 2016 (the “Record Date”), as such Holders are reflected in the records of the Trustee under the relevant Indenture or the records of The Depository Trust Company (“DTC”), to approve the Proposed Amendments to the Indenture relating to such series.

Only Holders as of the Record Date are eligible to consent to the Proposed Amendments and receive the Consent Fee. If Notes are registered in the name of a broker, dealer, commercial bank, trust company or other intermediary and the ultimate beneficial owner of such Notes (the “Beneficial Owner”) wishes to consent to the Proposed Amendments, such Beneficial Owner must promptly contact and instruct such registered Holder to deliver a properly completed Consent Form to the Tabulation Agent (as defined below) on the Beneficial Owner’s behalf. Holders may consent to the Proposed Amendments notwithstanding that they may no longer own Notes as of the date of delivery of their Consents. The Company will accept all properly completed, executed and dated Consent Forms received by the Tabulation Agent at or before the Expiration Time. See “The Solicitation—How to Consent” for more information.

The Company intends to execute a new supplemental indenture to each Indenture in respect of each series of Notes upon obtaining the Requisite Consents (as defined below) and satisfaction of other conditions as set forth herein (each new supplemental indenture, a “New Supplemental Indenture” and, together, the “New Supplemental Indentures”). The date on which a New Supplemental Indenture is executed is referred to as the “Effective Date” with respect to such Supplemental Indenture. However, following execution and delivery of a New Supplemental Indenture in respect of a series of Notes, the Proposed Amendments contained therein will not become operative and the Consent Fee and the Soliciting Broker Fee (as defined below) in respect of a series of Notes, will not become payable unless the Additional Conditions (as defined below), including receipt of the Requisite Consents with respect to each series of Notes, described in this Statement have been satisfied or waived.

The consummation of the Consent Solicitation in respect of a series of Notes is conditioned upon (i) receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents with respect to such series of Notes, (ii) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating to such series of Notes and (iii) satisfaction of the General Conditions (as defined herein) upon the Effective Date. A New Supplemental Indenture becoming operative is conditioned upon (i) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating to each other series of Notes and (ii) satisfaction of the General Conditions upon such operative date (the “Additional Conditions”).

Holders of a series of Notes for which no Consent is delivered will not receive any Consent Fee, even though the Proposed Amendments, if they become operative with respect to such series of Notes, will be applicable and binding with respect to all Holders of such series of Notes and their transferees.

With respect to any Consent in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting broker a fee of $5 per $1,000 principal amount of Notes of such series to which the Consent relates, provided that such fee will only be paid with respect to the first $250,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder (the “Soliciting Broker Fee”). The payment of the Consent Fee and the Soliciting Broker Fee with respect to a series of Notes is subject to receipt of the Requisite Consents and satisfaction of the other conditions to the Consent Solicitation.

Notwithstanding anything to the contrary contained herein or in any other document related to the Consent Solicitation, the Company reserves the right, in its sole discretion, in respect of each and any series of Notes, to (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time or (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Consent Solicitation, with respect to any series of Notes.

The Company has appointed Global Bondholder Services Corporation as tabulation agent (the “Tabulation Agent”) and as information agent (the “Information Agent”) with respect to the Consent Solicitation. None of the Trustee, the Solicitation Agents (as defined below), the Information Agent or the Tabulation Agent makes any recommendation as to whether or not Holders should deliver Consents in response to the Consent Solicitation.

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSED AMENDMENTS

The following are some questions and answers regarding the Proposed Amendments. This section does not contain all of the information that may be important to you. You should carefully read the Consent Documents and any information incorporated by reference herein to fully understand the terms of the Proposed Amendments, as well as the other considerations that are important to you in deciding whether to deliver your Consent. All capitalized terms used but not defined in this section are defined in other sections of this Statement.

Q:	What are the Proposed Amendments?

A:	The Proposed Amendments are changes that we propose to make to the Indentures that govern the terms of the Notes. Specifically, the Proposed Amendments will:

•	exclude Genworth Life Insurance Company, Genworth Life Insurance Company of New York and Brookfield Life and Annuity Insurance Company Limited, which operate the Company’s long-term care insurance business, from the definition of “Significant Subsidiary” and, therefore, from the event of default provisions of the Senior Notes Indenture; and

•	clarify that any Life Sale would not constitute a disposition of “all or substantially all” of the Company’s assets under the Indentures, provided that in order to rely on that clarification, Genworth’s U.S. Mortgage Insurance segment would be contributed to the Company and 80% of any Net Cash Proceeds (as defined below) to the Company from any Life Sale would be used to reduce outstanding indebtedness.

Q:	How do I consent to the Proposed Amendments?

A:	By instructing your custodian (i.e., your broker) to deliver a Consent to the Proposed Amendments to the Tabulation Agent on your behalf, in accordance with the consent procedures set forth in the section of the Statement entitled “The Solicitation—How to Consent,” you will be deemed to have validly consented to the Proposed Amendments.

Q:	Where can I find additional financial information regarding Genworth’s business segments?

A:	We have provided supplemental financial information regarding Genworth’s business segments and a simplified organizational chart on our website at http://investor.genworth.com/investors/default.aspx under the “Investor Toolkit Tab.” No other information from our website is incorporated by reference herein.

Q:	Who do I call if I have any questions about how to complete or deliver my Consent Form or any other questions relating to the Consent Solicitation or the Proposed Amendments?

A:	Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agents by telephone at (888) 292-0070 or collect (980) 388-4813 (BofA Merrill Lynch), or (800) 828-3182 or collect (212) 902-5183 (Goldman, Sachs & Co.). Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Statement or other related documents should be directed to the Information Agent by telephone at (212) 430-3774 (Banks and Brokers) or (866) 470-3900 (toll free), in writing at 65 Broadway – Suite 404, New York, New York 10006 and via email at contact@gbsc-usa.com. While these parties will be available to answer questions about the Consent Solicitation, none of the Trustee, the Solicitation Agents, the Information Agent or the Tabulation Agent will make any recommendation as to whether or not Holders should deliver Consents in response to the Consent Solicitation.

Q:	What changes will be made to the payment terms under the Notes if the Proposed Amendments become operative?

A:	None. The changes effected by the Proposed Amendments do not alter the Company’s contractual obligation to pay the principal of or interest on the Notes or the guarantee of the Notes by Genworth Financial.

Q:	What will I receive if I consent to the Proposed Amendments?

A:	If you validly consent to the Proposed Amendments to a series of Notes, and the related New Supplemental Indenture is executed and the Proposed Amendments with respect to such series of Notes become operative, you will receive an aggregate cash payment based on a Consent Fee per $1,000 principal amount of such series of Notes for which Consents were properly delivered by you, in accordance with the table set forth on the front cover page of this Statement. The Consent Fee will be paid promptly following the satisfaction or waiver of all of the conditions described herein, at which time the New Supplemental Indenture will become operative with respect to such series.

Q:	What vote is needed in order for the Proposed Amendments to be operative?

A:	In accordance with the terms of each Indenture, in order for a New Supplemental Indenture to be executed with respect to a series of Notes, valid and unrevoked Consents must be received from Holders of a majority in aggregate principal amount of such series of Notes then outstanding that is affected by such New Supplemental Indenture (the “Requisite Consents”). If the Requisite Consents are received with respect to such series of Notes and all other series of Notes, then the Proposed Amendments to the Indenture governing such series of Notes will become operative with respect to such series of Notes, but only upon satisfaction or waiver of all other conditions described in this Statement. If the Requisite Consents are not received with respect to a series of Notes, or other conditions described in this Statement are not satisfied or waived with respect to such series of Notes, the Proposed Amendments to the Indenture governing such Notes will not become operative with respect to such series of Notes. A New Supplemental Indenture becoming operative is conditioned upon receiving the Requisite Consents with respect to all series of Notes. However, the Company reserves the right to waive this condition.

Q:	In addition to receiving the necessary Consents from Holders, what are the other conditions to the Proposed Amendments?

A:	The conditions to the Proposed Amendments becoming operative and the Consent Fee becoming payable, in each case in respect of a series of Notes, are described in this Statement in “The Solicitation – Conditions to the Consent Solicitation and Payment of the Consent Fee” and include receipt of the Requisite Consents for each other series of Notes, the execution by the Company, Genworth Financial and the Trustee of the related New Supplemental Indenture and the absence of any legal impediment to effectiveness in respect of such series of Notes. In addition, the Company reserves the right, in its sole discretion, to terminate or modify the Consent Solicitation, including waiving the conditions to the Proposed Amendments becoming operative, for any reason.

Q:	What happens if I consent to the Proposed Amendments in respect of a series of Notes and the Requisite Consents for such series are not received or other conditions to the Proposed Amendments are not met?

A:	If you consent to the Proposed Amendments in respect of a series of Notes and the Company does not receive the Requisite Consents with respect to such series of Notes by the Expiration Time, or if the Consent Solicitation is terminated before the Expiration Time, or if other conditions to the Proposed Amendments are not met or waived by the Company, then your Consent will have no force and effect and no Consent Fee or Soliciting Broker Fee will be paid with respect to such Consent.

Q:	What if I do not consent to the Proposed Amendments and the Proposed Amendments become operative?

A:	Upon the execution of a New Supplemental Indenture and the Proposed Amendments contained therein becoming operative in respect of a series of Notes, all Holders of such series of Notes will be bound by the terms of such New Supplemental Indenture, even if they did not deliver their Consent. If you do not deliver a valid Consent, you will not receive a Consent Fee.

Q:	When is the Effective Date of the Proposed Amendments expected to occur?

A:	The date on which a New Supplemental Indenture with respect to a series of Notes is executed is referred to as the “Effective Date.” The Company intends to execute a New Supplemental Indenture with respect to a series promptly following the Expiration Time or, if earlier, the date upon which Requisite Consents have been received, provided that the other conditions to be satisfied as of the Effective Date have been satisfied or waived. However, the New Supplemental Indentures, and the Proposed Amendments contained therein, will not become operative and the Consent Fee and Soliciting Broker Fee will not become payable unless all conditions to the Consent Solicitation and payment of the Consent Fee described in this Statement are satisfied or waived.

Q:	How long will the solicitation for Consents remain open?

A:	The Consent Solicitation will remain open until the Expiration Time, which is defined with respect to any series of Notes as 5:00 P.M. New York City time on March 18, 2016, unless earlier terminated or extended with respect to such series.

Q:	Can I revoke my Consent to the Proposed Amendments once it is submitted?

A:	You may revoke your Consent if the Tabulation Agent receives your notice of revocation of Consent at or prior to the earlier of the Effective Date and Expiration Time in accordance with the procedures set forth in “The Solicitation—Revocation of Consents.” A Holder who has delivered a revocation at any time prior to the Expiration Time (or if earlier, the Effective Date) may thereafter deliver a new Consent until the Expiration Time in accordance with the procedures described in this Statement.

Q:	Can the Company terminate or modify the Consent Solicitation?

A:	Yes, notwithstanding anything to the contrary contained herein or in any other document related to the Consent Solicitation, the Company reserves the right, in its sole discretion to, in respect of each and any series of Notes (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time or (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Consent Solicitation, with respect to any series of Notes. Should the Company terminate the Consent Solicitation, any Holders who previously submitted their Consent would not receive a Consent Fee.

Q:	What risks should I consider in deciding whether to consent to the Proposed Amendments?

A:	In deciding whether to consent to the Proposed Amendments, you should carefully consider the discussion of risks and uncertainties affecting Genworth Financial, Genworth Holdings and their respective subsidiaries described in the section entitled “Statement Regarding Forward-Looking Statements,” which do not represent the only risks that we or you may face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also affect your decision whether to consent to the Proposed Amendments. You should further review the section of this Statement entitled “Certain Significant Considerations” for a discussion of certain factors that you should consider in evaluating the consequences of the adoption of the Proposed Amendments. You should also review the section of this Statement entitled “Where You Can Find More Information” and the documents referenced therein. You should also carefully consider the other information included in this Statement for other risks that may affect you.

Q:	What tax consequences should I be aware of if I consent to the Proposed Amendments?

A:	We intend to take the position that the Notes will not be treated for U.S. federal income tax purposes as exchanged for “new” Notes as a result of the adoption of the Proposed Amendments and payment of the Consent Fee. Assuming our position is respected, if you Consent (i) you will not realize gain or loss as a result of your Consent, except that you may have income in respect of the receipt of the Consent Fee and (ii) your Notes will continue to be treated for U.S. federal income tax purposes in the same manner as prior to the Proposed Amendments. The treatment of the Consent Solicitation, however, is not entirely clear, particularly in respect of the 2066 Notes. See “Certain U.S. Federal Income Tax Considerations—Modification of the Notes.”

The treatment of the Consent Fee for U.S. federal income tax purposes is uncertain. As a result, it is possible, if you are not a U.S. person, that the payment of a Consent Fee to you is subject to a 30% U.S. withholding tax (subject to reduction or exemption where an applicable tax treaty so provides) on the payment. The applicable withholding agent will make the determination whether to withhold on the Consent Fee. Accordingly, if you are not a U.S. person, it would be prudent to expect a withholding agent to treat the Consent Fee as subject to withholding.

For a discussion of certain U.S. federal income tax considerations relating to the Consent Solicitation, including the payment of the Consent Fee, relevant to Beneficial Owners of the Notes, see “Certain U.S. Federal Income Tax Considerations.”

v

IMPORTANT NOTICE

Holders are requested to read and carefully consider the information contained herein and, with respect to each series of Notes of which they are a Holder, deliver their Consent to the Proposed Amendments by properly completing, executing and delivering the accompanying Consent Form in accordance with the instructions set forth herein and therein.

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

This Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable laws. Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No broker, dealer, salesperson or other person has been authorized to provide any information or to make any representation not contained in this Statement and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, Genworth Financial, the Trustee, the Solicitation Agents or the Information Agent. The Company, Genworth Financial, the Trustee, the Solicitation Agents and the Information Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The delivery of this Statement at any time after the date hereof does not imply that the information herein is correct as of any time subsequent to its date.

You are responsible for making your own examination of the Company and Genworth Financial and your own assessment of the merits and risks of participating in the Consent Solicitation. You may contact us at any time if you need additional information. By participating in the Consent Solicitation, you acknowledge that:

•	you have reviewed this Statement;

•	you have had an opportunity to ask questions and request from us any additional information that you need from us and you have reviewed that additional information; and

•	none of the Company, Genworth Financial, the Trustee, the Solicitation Agent or the Information Agent or any of their respective affiliates, control persons, directors, officers, employees, agents or representatives (collectively, “Representatives”) is liable or responsible for, nor is making any representation, express or implied, to you concerning the Company’s or Genworth Financial’s future performance.

None of the Company, Genworth Financial, the Trustee, the Solicitation Agent or the Information Agent or any of their respective Representatives makes any recommendation as to whether or not Holders should deliver Consents pursuant to the Consent Solicitation.

This Statement is solely for the purposes of the Consent Solicitation. Neither the Consent Solicitation nor the delivery of this Statement constitutes an offering of securities of the Company or Genworth Financial or any other person and this Statement may not be used for such purposes or in connection with the purchase or sale of any securities, including, without limitation, the Notes.

This Statement has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in the Consent Documents. Any representation to the contrary is unlawful.

SUMMARY

The following summary is provided for the convenience of the Holders. This section does not contain all of the information that may be important to you. You should carefully read the Consent Documents and the information incorporated by reference herein to fully understand the terms of the Proposed Amendments, as well as the other considerations that are important to you in deciding whether to deliver your Consent. All capitalized terms used but not defined in this section are defined in other sections of this Statement.

The Company	Genworth Holdings, Inc.

The Guarantor	Genworth Financial, Inc.

The Notes

	Outstanding Principal Amount	Description of Securities	CUSIP Number	Consent Fee per $1,000 in Principal Amount of Notes
	$598,000,000	6.515% Senior Notes due 2018	37247DAK2	$6.25
	$397,000,000	7.700% Senior Notes due 2020	37247DAM8	$12.50
	$389,875,000	7.20% Senior Notes due February 2021	37247DAN6	$13.75
	$716,909,000	7.625% Senior Notes due September 2021	37247DAP1	$13.75
	$400,000,000	4.900% Senior Notes due 2023	372491AA8	$15.00
	$400,000,000	4.800% Senior Notes due 2024	372491AB6	$15.00
	$300,000,000	6.500% Senior Notes due 2034	37247DAB2	$15.00
	$600,000,000	6.15% Fixed-to-Floating Rate Junior Subordinated Notes due 2066	37247DAG1	$15.00

The Indentures	The Senior Notes Indenture, dated as of June 15, 2004 between Genworth Holdings (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor to JP Morgan Chase Bank, N.A. (formerly JP Morgan Chase Bank), as Trustee, as supplemented by:

•    Supplemental Indenture No.1, dated as of June 15, 2004,

•    Supplemental Indenture No. 2, dated as of September 19, 2005,

•    Supplemental Indenture No. 3, dated as of June 12, 2007,

•    Supplemental Indenture No. 4, dated as of May 22, 2008,

•    Supplemental Indenture No. 5, dated as of December 8, 2009,

•    Supplemental Indenture No. 6, dated as of June 24, 2010,

•    Supplemental Indenture No. 7, dated as of November 22, 2010,

•    Supplemental Indenture No. 8, dated as of March 25, 2011,

•    Supplemental Indenture No. 9, dated as of April 1, 2013,

•    Supplemental Indenture No. 10, dated as of August 8, 2013 and

•    Supplemental Indenture No. 11, dated as of December 10, 2013,

governing the Company’s 6.515% Senior Notes due 2018, 7.700% Senior Notes due 2020, 7.20% Senior Notes due 2021, 7.625% Senior Notes due 2021, 4.900% Senior Notes due 2023, 4.800% Senior Notes due 2024 and 6.500% Senior Notes due 2034.

The Subordinated Notes Indenture, dated as of November 14, 2006 between Genworth Holdings (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by:

•    the First Supplemental Indenture, dated as of November 14, 2006 and

•    the Second Supplemental Indenture, dated as of April 1, 2013,

governing the Company’s 6.15% Fixed-to-Floating Rates Junior Subordinated Notes due 2066.

Holders	The Company is soliciting Consents from all Holders of the Notes as of the Record Date.

Record Date	Only Holders as of 5:00 P.M., New York City time, on March 3, 2016 are eligible to consent to the Proposed Amendments and receive a Consent Fee.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Consent Solicitation	The Company is soliciting consents by Holders to the Proposed Amendments. See “Proposed Amendments to the Indentures.”

Expiration Time	The Consent Solicitation will expire with respect to each series of Notes at 5:00 P.M. New York City time on March 18, 2016, unless earlier terminated or extended with respect to any such series.

Conditions to the Consent Solicitation and Payment of the Consent Fee	The consummation of the Consent Solicitation in respect of a series of Notes is conditioned upon (i) receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents in respect of such series of Notes, (ii) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indentures embodying the Proposed Amendments to the Indenture relating to such series of Notes and (iii) satisfaction of the General Conditions upon the Effective Date. In addition, following execution and delivery of a New Supplemental Indenture in respect of a series of Notes, the Proposed Amendments contained therein will not become operative and the Consent Fee and the Soliciting Broker Fee in respect of a series of Notes, will not become payable unless the following Additional Conditions have been satisfied or waived: (i) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating to each other series of Notes and (ii) satisfaction of the General Conditions upon such operative date.

Requisite Consents	In accordance with the terms of each Indenture, in order for a New Supplemental Indenture to be approved with respect to a series of Notes, and the Proposed

Amendments contained therein to become operative, valid and unrevoked Consents must be received from Holders of a majority in aggregate principal amount of each series (each series voting as a separate class) of Notes then outstanding that is affected by such New Supplemental Indenture.

Consequences of Not Delivering a Consent	Upon the Proposed Amendments becoming operative in respect of a series of Notes, all Holders of Notes of such series will be bound by the terms of the New Supplemental Indenture embodying such Proposed Amendments, even if they did not deliver their Consent. Holders who do not deliver a Consent Form will not receive a Consent Fee.

Procedures for Delivering Consent	Any Beneficial Owner may instruct its broker, dealer, custodian or other intermediary to deliver a properly completed Consent Form to the Proposed Amendments on its behalf to the Tabulation Agent, in accordance with the consent procedures summarized below.

With respect to any Notes, in order to effectively consent to the Proposed Amendments and be eligible to receive the Consent Fee, the registered Holder of such Notes must deliver a properly completed, executed and dated Consent Form or facsimile thereof (with an original to be delivered within one business day of such facsimile transmission by overnight courier) to the Tabulation Agent, at its address set forth on the back cover of this Statement, at or prior to the Expiration Time.

If Notes are registered in the name of a broker, dealer, commercial bank, trust company or other intermediary and the Beneficial Owner wishes to consent to the Proposed Amendments, the Beneficial Owner must promptly contact and instruct such registered Holder to deliver a Consent Form to the Tabulation Agent on the Beneficial Owner’s behalf. The Tabulation Agent will not accept Consents delivered by Beneficial Owners directly to the Tabulation Agent. Any Beneficial Owner of Notes registered in the name of a DTC participant may direct the DTC participant through whom such Beneficial Owner’s Notes are held to execute a Consent Form on such Beneficial Owner’s behalf and deliver the executed Consent to the Tabulation Agent.

For the avoidance of doubt, a Holder of more than one series of Notes may complete one Consent Form in respect of any and all series of Notes held by such Holder.

Delivering a Consent will not affect a Holder’s right to sell or transfer the Notes. Each validly delivered Consent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedures for revoking Consents described herein and in the Consent Form have been satisfied.

See “The Solicitation—How to Consent.”

Revocation of Consents	Consents with respect to a series of Notes may be revoked by a Holder if the Tabulation Agent receives a written notice of revocation of Consent (or facsimile thereof) at any time prior to the earlier of the Effective Date (of the New Supplemental Indenture embodying the Proposed Amendments with respect to such series of Notes) and the Expiration Time. Each Holder, by delivering its Consent, will agree not to revoke its Consent except in accordance with the conditions and procedures for revocation of Consents specified under “The Consent Solicitation—Revocation of Consents.”

Soliciting Broker Fee	With respect to any Consent in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting broker a fee of $5 per $1,000 principal amount of Notes of such series to which the Consent relates, provided that such fee will only be paid with respect to the first $250,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder. See “The Solicitation—Soliciting Broker Fee.”

Certain Tax Considerations to Holders	For a discussion of certain U.S. federal income tax considerations relating to the Consent Solicitation, including the payment of the Consent Fee, relevant to the Beneficial Owners of Notes, see “Certain U.S. Federal Income Tax Considerations.”

Solicitation Agents	BofA Merrill Lynch and Goldman, Sachs & Co.

Information Agent and Tabulation Agent	Global Bondholder Services Corporation

PROPOSED AMENDMENTS TO THE INDENTURES

Background

On February 4, 2016, we announced an initiative to: (i) suspend sales of our traditional life insurance and fixed annuity products after the first quarter of 2016; (ii) further reduce expense levels in 2016; (iii) repatriate existing business from Brookfield Life and Annuity Insurance Company Limited (“BLAIC”), our primary Bermuda domiciled reinsurance subsidiary, to our U.S. life insurance subsidiaries in 2016; and (iv) separate and potentially isolate our long-term care insurance business.

In conjunction with this U.S. life insurance restructuring plan, we continue to remain open to alternatives and actively assess strategic options that would accomplish the goal of separating and isolating the long-term care business from our mortgage insurance businesses. One of the strategic options we have considered in the past and continue to actively evaluate is a sale of our long-term care insurance business as part of a sale of our other life insurance businesses. Uncertainty about the treatment of our debt under our indentures has been in the past, and continues to be, one of the potential impediments to completing any such alternative. The Proposed Amendments would remove that uncertainty. There have been no decisions made to implement this or any alternative and we currently intend to move forward with the restructuring plan announced on February 4, 2016. Even if the Consent Solicitation is successful and the Proposed Amendments are adopted, there is no guarantee that Holders will benefit from any disposition of our life insurance assets. Furthermore, there remain significant challenges, including regulatory constraints, which may impact the viability of pursuing this or any alternative. We have explored alternatives in the past without being able to reach definitive agreements, and we can provide no assurance that we will successfully enter into any definitive agreement or execute a transaction in the future regarding the disposition of the long-term care and other life insurance assets on favorable terms or at all.

Purpose of the Consent

The purpose of the Consent Solicitation is to enhance the Company’s long-term prospects and provide strategic flexibility as it focuses on actions to separate and isolate its long-term care insurance business. The Company believes the Proposed Amendments provide protection to investors from risks and uncertainties under the Indentures with respect to certain potential events involving the Company’s long-term care and/or other life insurance businesses. The Company’s life insurance business includes its long-term care insurance, annuities and life insurance businesses.

First, the Proposed Amendments would exclude Genworth Life Insurance Company, Genworth Life Insurance Company of New York and Brookfield Life and Annuity Insurance Company Limited, which operate the Company’s long-term care insurance business, from the definition of “Significant Subsidiary.” As a result of this change, certain bankruptcy or insolvency related events with respect to these entities would not constitute an event of default under the indenture for the Senior Notes. Currently, the Senior Notes Indenture provides that certain bankruptcy or insolvency related events with respect to these entities might constitute an event of default, and therefore, the potential of a default across all series of Senior Notes create certain risks and uncertainties, including (a) incentives for the Company to invest capital in certain of these entities when it is no longer economically in the interest of Holders that the Company do so or (b) incentives for applicable insurance regulators to preemptively exercise discretionary authority to take actions which would be detrimental to Holders but which these regulators view as protective of the regulated entities and policy holders in order to avoid the risks to these entities that such a default might create.

Second, the Proposed Amendments would clarify that the Notes would remain the obligation of the Company rather than becoming the obligation of a successor entity in the event of certain potential dispositions of the long-term care business and/or other life insurance businesses. Currently, it is unclear whether certain dispositions of these businesses would constitute a sale of all or substantially all of the Company’s assets and, therefore, whether in connection with any such disposition the Notes would become the obligation of a potential successor entity or would remain the obligation of the Company. The Proposed Amendments seek to eliminate this uncertainty by clarifying that any disposition of all or any portion of the Company’s long-term care and other life insurance businesses and assets would not constitute a disposition of “all or substantially all” of the Company’s assets under the Indentures, provided that in order to rely on this clarification, Genworth’s U.S. Mortgage Insurance segment would be contributed to the Company and 80% of any Net Cash Proceeds (as defined) from any such disposition would be used to reduce outstanding indebtedness.

The Company believes that eliminating uncertainty with respect to these matters is in the interest of both the Company and its Holders and will improve the Company’s ability to move forward given the financial performance of its long-term care and other life insurance businesses.

Supplemental Financial Information and Organizational Chart

We have provided supplemental financial information regarding Genworth’s business segments along with a simplified organizational chart on our website at http://investor.genworth.com/investors/default.aspx, under the “Investor Toolkit Tab.” No other information from our website is incorporated by reference herein.

The financial information presented therein is prepared by Genworth on a periodic basis to supplement its quarterly and annual financial statements and reports. This financial information has not been prepared for purposes of conducting the Consent Solicitation. In particular, Holders should be cautioned that the financial information relating to the Corporate and Other activities segment contains financial information and results from certain of Genworth’s other businesses, including portions of the U.S. life insurance companies. Accordingly, this financial information is not intended to be, nor should it be, used by a holder to prepare pro forma financial information that reflects a Life Sale, or any other transaction that may be consummated as a result of the Company’s previously announced strategic goals. The organizational chart included therein is a simplified organizational structure provided for the purposes of the Consent Solicitation.

Amendments

If the Proposed Amendments are adopted, the Senior Notes Indenture, with respect to a series of Senior Notes, and the Subordinated Notes Indenture, with respect to the 2066 Notes, will each be amended by:

(1) Amending Section 1.01 (Definitions) of the Senior Notes Indenture to amend and restate the definition of “Significant Subsidiary” as follows:

Significant Subsidiary:

The term “Significant Subsidiary” shall have the same meaning as the definition of that term set forth in Rule 1-02 of Regulation S-X as promulgated by the Securities and Exchange Commission; provided, however, that Significant Subsidiary shall not include Genworth Life Insurance Company, Genworth Life Insurance Company of New York and Brookfield Life and Annuity Insurance Company Limited.

Sections 6.01(f) and 6.01(g) of the Senior Notes Indenture and Sections 5.01(3) and 5.01(4) of the Subordinated Notes Indenture will also be amended to expressly confirm that none of the bankruptcy, insolvency or other events described therein with respect to Genworth Life Insurance Company, Genworth Life Insurance Company of New York or Brookfield Life and Annuity Insurance Company Limited or any respective property thereof will constitute an event of default.

(2) Adding the following as new Section 11.04 of the Senior Notes Indenture and new Section 8.04 of the Subordinated Notes Indenture (with the appropriate cross-references, as set forth below):

Section [11.04][8.04]. Disposition of U.S. Life Insurance Business Assets. (a) In the event the Company sells, conveys, transfers or otherwise disposes of all or any portion of its long-term care or other life insurance (including annuities) businesses or assets (a “Life Sale”), the Company may elect to conclusively determine that such Life Sale (considered independently of or together with any other Life Sale) does not constitute a sale, conveyance, transfer or disposal of all or substantially all of its assets under Section [11.04][8.04], provided the Company shall comply with subsection (b) below.

(b) If the Company elects to rely on subsection (a) above, the following conditions must be satisfied:

(1) prior to, or substantially concurrently with, the completion of the Life Sale, all of Genworth Financial, Inc.’s assets then constituting the U.S. Mortgage Insurance segment shall have been transferred to the Company or any of its subsidiaries; and

(2) within 6 months from the receipt of any Net Cash Proceeds, the Company shall use, or cause to be used, cash in an amount equal to 80% of the Net Cash Proceeds from such Life Sale to reduce outstanding indebtedness of the Company and pay any associated premium, fees, interest and expenses.

(c) For the avoidance of doubt, (i) the Company will be permitted to comply with Section [11.01][8.01] without reliance on this Section [11.04][8.04] if it satisfies the terms of Section [11.01][8.01]; and (ii) in the event that a Life Sale is made in reliance on this Section [11.04][8.04], the Company will be required to comply with Section [11.01][8.01] in connection with any future sale, conveyance, transfer or other disposition other than a Life Sale and without aggregating such Life Sale with such future sale, conveyance, transfer or other disposition, for purposes of measuring compliance therewith.

(3) Amending Section 1.01 (Definitions) to add the following definition of “Net Cash Proceeds.”

Net Cash Proceeds:

The term “Net Cash Proceeds” shall mean the aggregate cash proceeds, if and when received, by (i) the Company or (ii) Genworth Financial, Inc., or any of its or the Company’s subsidiaries (to the extent that such aggregate cash proceeds are capable of being freely distributed to the Company through inter-company payments without any regulatory or other legal or organizational restriction) in respect of any Life Sale to any person other than Genworth Financial, Inc. or any of its subsidiaries, net of separation and transaction expenses relating to such Life Sale, including legal, accounting and investment banking or advisor fees, sales or brokerage commissions; third party consent fees; any employee-related expenses incurred as a result thereof; taxes or tax related expenses paid or payable as a result thereof, including any reserves therefor or any obligations payable to third parties or affiliated, regulatory legal entities; any regulatory capital or reserves required to be maintained; any payments of liabilities accelerated or otherwise payable as a result of the transaction and intercompany settlements; any payments in respect of indebtedness secured by such assets; any deduction of appropriate amounts to be provided by the Company as a reserve against liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its subsidiaries after such sale or disposition, including pension and other post-employment benefit liabilities.

Section 10.02 of the Senior Notes Indenture and Section 9.02 of the Subordinated Notes Indenture each provide for the amendment of any provision of the Indenture related to a series of Notes (except certain provisions not relevant to the Consent Solicitation) by execution of a supplemental indenture upon the consent of Holders of at a majority in aggregate principal amount of the outstanding Notes of each series (each series voting as a separate class) affected by such supplemental indenture.

In respect of a series of Notes, upon the execution of the New Supplemental Indenture and the Proposed Amendments affecting such series of Notes becoming operative and upon the satisfaction of the conditions set forth in this Statement, including the receipt of the Requisite Consents with respect to such series of Notes, all Holders of Notes of such series will be bound by the terms of such New Supplemental Indenture, even if they did not deliver Consents with respect thereto. While the Company intends to execute the New Supplemental Indentures in respect of each series of Notes promptly following the Expiration Time or, if earlier, upon receipt of the Requisite Consents with respect to such series of Notes and satisfaction or waiver of the other conditions as set forth herein, such New Supplemental Indentures, and the Proposed Amendments contained therein, will not become operative unless all conditions to the Consent Solicitation and to payment of the Consent Fee described in this Statement are satisfied or waived.

Regardless of whether the Proposed Amendments become operative in respect of a series of Notes, the Notes of such series will remain outstanding in accordance with all other terms of the Indenture relating to such Notes. The changes effected by the Proposed Amendments do not alter the Company’s contractual obligation to pay the principal of or interest on the Notes or the guarantee of the Notes by Genworth Financial and are effective only upon the terms and conditions contained herein. If the Consent Solicitation is terminated in respect of a series of Notes, the Proposed Amendments will have no effect on the Notes of such series or the Holders of Notes of such series.

Copies of the Indentures and the New Supplemental Indentures are available to Holders of Notes of the series to which the respective Indenture and New Supplemental Indenture relate upon request from the Information Agent. All statements in this Statement regarding the substance of the Proposed Amendments and the Indentures are qualified in their entirety by reference to the New Supplemental Indentures and the Indentures.

CERTAIN SIGNIFICANT CONSIDERATIONS

The following considerations, in addition to the other information described elsewhere in this Statement and incorporated by reference herein (including, in particular, those risk factors set out in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated by reference herein), should be carefully considered by each Holder before deciding whether to consent to the Proposed Amendments.

Risks Following Approval of the Proposed Amendments

Even if the Consent Solicitation is successful and the Proposed Amendments are adopted, there is no guarantee that we will implement, and that Holders will benefit from, any disposition of our life insurance assets. We have made no decision to implement this or any alternative. Furthermore, there remain significant challenges, including regulatory constraints and business and ratings considerations that may impact the viability of pursuing any such alternative. We have considered but been unable to implement similar alternative transactions successfully in the past, and there is no guarantee that we will decide or be able to complete any such alternative in the future. We have evaluated similar transactions in the past without reaching agreement, and we can provide no assurance that we would successfully reach an agreement or enter into and execute a transaction regarding the disposition of the long-term care and other life insurance assets on favorable terms or at all.

If the Proposed Amendments become operative, we will be able to dispose of any or all of our long-term care and other life insurance businesses and assets without your consent, even if such transaction would have otherwise violated the covenants in the Indentures. While we would be required to reduce our indebtedness with 80% of the Net Cash Proceeds from any Life Sale, there is no guarantee that any given Holder’s Notes will be repaid. Further, third party sales may not result in significant Net Cash Proceeds or achieve our strategic objectives and there can be no guarantee as to the sale price in any transaction. Moreover, certain transactions, such as a transfer of the long-term care business to Genworth Financial, Inc., may not result in any Net Cash Proceeds. Moreover, a disposition of any or all of our long-term care or other life insurance businesses and assets would materially alter our business by, inter alia, changing our credit profile or ratings, concentrating our operations in our mortgage insurance business by eliminating potential future cash flow streams from the disposed businesses and assets. For example, if our business were to become a mortgage insurance business exclusively, the ratings methodology used by ratings agencies to rate the Notes may change and the ratings on the Notes may be downgraded.

In addition, if the Proposed Amendments become operative, bankruptcy or insolvency proceedings involving Genworth Life Insurance Company, Genworth Life Insurance Company of New York and/or Brookfield Life and Annuity Insurance Company Limited, which operate the Company’s long-term care insurance business, will not constitute an event of default. Further, you will not be able to assert that a Life Sale is a disposition of “all or substantially all of the assets” of the Company that requires the successor to the relevant assets to assume the obligations of the Notes under the applicable Indenture or results in a default thereunder. The Company would continue to be the obligor (and Genworth Financial the guarantor) of the Notes and credit support for those obligations would come from the remaining assets held by the Company, not the disposed businesses and assets.

Risks to Holders Who Do Not Deliver Consents if the Proposed Amendments are Approved

If, in respect of a series of Notes, the Requisite Consents to the Proposed Amendments are received at or prior to the Expiration Time, but a Holder of Notes of such series does not deliver its Consent to the Proposed Amendments at or prior to the Expiration Time, such Holder will not receive any Consent Fee. In addition, if, in respect of a series of Notes, the Requisite Consents to the Proposed Amendments are provided prior to the Expiration Time, the Company and the Trustee will execute the New Supplemental Indentures relating to such series of Notes, and, if the other conditions described in this Statement are satisfied or waived, it will result in the Proposed Amendments becoming operative with respect to such series of Notes. Once the New Supplemental Indentures become operative, the rights of all Holders of the affected series of Notes will be impacted by the Proposed Amendments, whether or not such Holder provided its Consent.

Risks to Consummation of the Consent Solicitation and Payment of the Consent Fees

The consummation of the Consent Solicitation and the payment of any Consent Fee in respect of a series of Notes are subject to the satisfaction or waiver by the Company of certain conditions, including the receipt by the Company of the Requisite Consents with respect to such Notes. See “The Solicitation—Conditions to the Consent Solicitation and Payment of the Consent Fee.” There can be no assurance that such conditions will be met or waived. If those conditions are not met or waived and the Consent Solicitation is not consummated, Holders of Notes of such series will not receive the Consent Fee.

THE SOLICITATION

General

In order to approve a Proposed Amendment, the Company must receive the “Requisite Consents,” which, under each Indenture, means valid and unrevoked Consents of Holders of a majority in aggregate principal amount of each series (each series voting as a single class) of Notes then outstanding that is affected by the New Supplemental Indenture implementing such Proposed Amendment. The outstanding principal amount for each series of Notes issued and outstanding, as of the date hereof, is set forth in the table appearing on the front cover page of this Statement.

If a Proposed Amendment becomes operative in respect of a series of Notes, it will be binding on all Holders of Notes of such series relating to such Proposed Amendment and their successors and transferees, whether or not such Holders consented to the Proposed Amendments. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments.

Consent Fee

In the event that the Proposed Amendments in respect of a series of Notes become operative, the Company will pay the Consent Fee to the Holders of Notes of such series who delivered a valid Consent (not subsequently revoked) at or prior to the Expiration Time. The Consent Fee will be paid promptly following the satisfaction of all of the conditions described herein, at which time the Proposed Amendments will become operative.

Consents in respect of a series of Notes will expire if the Requisite Consents to the Proposed Amendments have not been obtained at or before the Expiration Time (which term includes any extension of the original Expiration Time). Interest will not accrue on or be payable with respect to any Consent Fee.

Record Date

The Consent Documents are being sent to all Holders on the Record Date (defined to be 5:00 P.M., New York City time, on March 3, 2016). Such date has been fixed by the Company as the date for the determination of Holders entitled to deliver Consents and receive the Consent Fee, if payable, pursuant to the Consent Solicitation. The Company reserves the right to establish, from time to time but in all cases prior to receipt of the Requisite Consents with respect to each series of Notes, any new date as such Record Date and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Consent Solicitation.

How to Consent

Each Holder who delivers a Consent to the Proposed Amendments in accordance with the procedures set forth in the Consent Documents will be deemed to have validly consented to the Proposed Amendments.

With respect to any Notes, in order to effectively consent to the Proposed Amendments and be eligible to receive the Consent Fee, the registered Holder of such Notes must deliver a properly completed, executed and dated Consent Form or facsimile thereof (with an original to be delivered within one business day of such facsimile transmission by overnight courier) to the Tabulation Agent, at its address set forth on the back cover of this Statement, at or prior to the Expiration Time. For the avoidance of doubt, a Holder of more than one series of Notes may complete one Consent Form in respect of any and all series of Notes held by such Holder.

If the Notes are registered in the name of a broker, dealer, commercial bank, trust company or other intermediary and the Beneficial Owner wishes to consent to the Proposed Amendments, the Beneficial Owner must promptly contact and instruct such registered Holder to deliver a Consent to the Tabulation Agent on the Beneficial Owner’s behalf. The Tabulation Agent will not accept Consents delivered by Beneficial Owners directly to the Tabulation Agent. Any Beneficial Owner of Notes registered in the name of a DTC participant may direct the DTC participant through whom such Beneficial Owner’s Notes are held to execute a Consent Form on such Beneficial Owner’s behalf and deliver the executed Consent to the Tabulation Agent.

The Company anticipates that DTC or its nominee will execute an omnibus proxy in favor of DTC participants holding the Notes, which will authorize each such DTC participant to consent to the Proposed Amendments with respect to the principal amount of Notes shown as owned by such DTC participant on the books of DTC on the Record Date. For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC participants, and DTC has authorized participants to execute Consent Forms as if they were Holders of record.

THE TABULATION AGENT WILL ACCEPT AND RECORD ONLY A PROPERLY EXECUTED CONSENT FORM IN RESPECT OF ANY NOTES HELD BY DTC OR A DTC PARTICIPANT FROM THOSE PARTIES LISTED AS A HOLDER IN THE OMNIBUS PROXY RECEIVED BY THE TABULATION AGENT FROM DTC.

If DTC or its nominee has authorized a proxy to execute a Consent Form, then the Consent Form must be executed by the DTC participant. A Consent Form in respect of any Notes not held by DTC or a DTC participant must be executed in the name of the Holder.

Consent Forms by a Holder of Notes should be executed in exactly the same manner as the name of such registered Holder appears on such Notes, or in the case of a DTC participant, as its name appears in the omnibus proxy. If the Notes to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must also submit with the Consent Form appropriate evidence of authority to execute the Consent Form. If a Consent Form is executed by a person other than the registered Holder, then it must be accompanied by a proxy duly executed by such Holder and such signature must be accompanied by a medallion signature guarantee.

If a Consent relates to fewer than all the Notes of a series held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the relevant Consent Form the aggregate dollar amount of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all such Notes.

The method of delivery of the Consent Form and any other required documents to the Tabulation Agent is at the election and risk of the Holder and, except as otherwise provided in the Consent Documents, delivery will be deemed made only when the Consent Form or any other required document is actually received by the Tabulation Agent at or prior to the Expiration Time. If the delivery is by mail, it is suggested that the Holder use registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Time to permit delivery to the Tabulation Agent at or prior to such time.

Delivering a Consent will not affect the Holder’s right to sell or transfer the related Notes. In no event should a Holder deliver Notes together with a Consent.

FURTHERMORE, CONSENT FORMS SHOULD BE SENT ONLY TO THE TABULATION AGENT AND SHOULD NOT BE SENT TO THE COMPANY, GENWORTH FINANCIAL, THE SOLICITATION AGENTS, THE INFORMATION AGENT OR THE TRUSTEE.

However, the Company reserves the right (but is not obligated) to accept any Consent received by the Company, the Solicitation Agents, Information Agent or the Trustee. The Company reserves the right (but is not obligated) to accept any Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility (including time of receipt), acceptance or payment and revocation of Consents will be determined by the Company in its sole discretion, which determination will be conclusive and binding. The Company reserves the absolute right in its sole discretion to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities in connection with deliveries of particular Consents, whether or not similar defects or irregularities are waived in the case of other Holders. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. None of the Company or Genworth Financial or any of their affiliates, the Solicitation Agents, the Information Agent, the Tabulation Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. The Company’s interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each properly completed and executed Consent will be counted unless the procedure for revocation of Consents described below has been followed. A Holder desiring to revoke a Consent must, prior to the earlier of the Expiration Time and the Effective Date, deliver to the Tabulation Agent a written notice of revocation of Consent (or facsimile thereof) at or prior to the earlier of the Expiration Time and the Effective Date. The notice of revocation of Consent must be signed by the Holder in the same manner as the Consent Form to which the notice of revocation of Consent relates. Notices of revocation of Consent must be sent to the Tabulation Agent at the address set forth on the back cover of this Statement in accordance with the procedures set forth in the Consent Documents. Revocations of Consents should not be sent to the Company, Genworth Financial, the Trustee or the Solicitation Agent.

A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the procedures described in this Statement. Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes. A Holder who has delivered a revocation at any time prior to the Expiration Time (or if earlier, the Effective Date), may thereafter deliver a new Consent until the Expiration Time in accordance with the procedures described in this Statement. A Beneficial Owner of Notes who wishes to revoke a Consent must instruct the Holder of such Notes to revoke such Consent with respect to such Notes.

The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding. None of the Company or Genworth Financial or any of their affiliates, the Solicitation Agents, the Information Agent, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Conditions to the Consent Solicitation and Payment of the Consent Fee

Notwithstanding any other provision of this Statement, the consummation of the Consent Solicitation in respect of a series of Notes is conditioned upon:

•	receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents with respect to each series of Notes;

•	execution by the Company, Genworth Financial and the Trustee of a New Supplemental Indenture embodying the Proposed Amendments affecting such series of Notes; and

•	satisfaction of the General Conditions upon the Effective Date.

In addition, following execution and delivery of a New Supplemental Indenture in respect of a series of Notes, the Proposed Amendments contained therein will not become operative and the Consent Fee and the Soliciting Broker Fee in respect of a series of Notes, will not become payable unless the following Additional Conditions have been satisfied or waived:

•	execution by the Company, Genworth Financial and the Trustee of a New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating to each other series of Notes; and

•	satisfaction of the General Conditions upon such operative date.

We may, in our sole discretion, waive any or all of the General Conditions or Additional Conditions. We may not, however, waive the condition with respect to the receipt of the Requisite Consents or the execution and delivery of a New Supplemental Indenture.

The “General Conditions,” as defined in respect of a series of Notes on the Effective Date or the date on which a New Supplemental Indenture becomes operative, shall be that, on or after the date hereof and before such time, there shall not have been instituted or threatened or be pending any action, suit or other proceeding or investigation by any governmental authority or agency or any other person that:

•	questions the legality, validity, binding effect, enforceability or effectiveness of the Proposed Amendments or the entering into of the New Supplemental Indenture, in each case in respect of such series of Notes;

•	seeks to have the Notes of such series paid before maturity or which questions the accuracy or completeness of any of the statements made in this Statement or in any of the other documents referred to herein; or

•	if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

Expiration Time; Extensions; Amendment

The Expiration Time with respect to any series of Notes shall occur at 5:00 P.M. New York City time, on March 18, 2016, unless earlier terminated or extended with respect to such series. The Company may, in its sole discretion, extend the Expiration Time in respect of one or more series of Notes. In order to extend the Expiration Time, the Company will notify the Information Agent and the Tabulation Agent of any extension by telephonic or written notice and will make a public announcement thereof, each at or before 9:00 A.M., New York City time, on the next business day following the previously scheduled Expiration Time. Such announcements may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis. Failure of any Holder or Beneficial Owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

Notwithstanding anything to the contrary set forth in this Statement, the Company reserves the right, in its sole discretion to, in respect of each and any series of Notes (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time, with respect to any series of Notes, or (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Consent Solicitation, with respect to any series of Notes.

Without limiting the manner in which the Company may choose to make a public announcement of any extension, amendment or termination of the Consent Solicitation, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the Indentures.

Soliciting Broker Fee

With respect to any Consent in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting broker a fee of $5 per $1,000 principal amount of Notes of such series to which the Consent relates, provided that such fee will only be paid with respect to the first $250,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder. In order to be eligible to receive the Soliciting Broker Fee, a properly completed soliciting broker form must be delivered by the relevant soliciting broker to the Tabulation Agent at or prior to the Expiration Time. The Company will, in its sole discretion, determine whether a broker has satisfied the criteria for being eligible to receive a Soliciting Broker Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide deliveries of Consents). The payment of the Soliciting Broker Fee to eligible brokers is subject to the same conditions as payment of the Consent Fee.

A soliciting broker is a retail broker designated in the soliciting broker form and is:

•	a broker or dealer in securities which is a member of any national securities exchange in the United States or of the Financial Industry Regulatory Authority; or

•	a bank or trust company located in the United States.

Soliciting brokers will include any of the organizations described above even when the activities of such organization in connection with the Consent Solicitation consist solely of forwarding to clients materials relating to the Consent Solicitation and delivering Consents as directed by Beneficial Owners thereof. Each soliciting broker will confirm that each Holder that it solicits has received a copy of the Consent Documents, or concurrently with such solicitation provide the Holder with a copy of the Consent Documents. No soliciting broker is required to make any recommendation to Holders as to whether to deliver Consent or refrain from delivering Consent in the Consent Solicitation. No assumption is made, in making payment to any soliciting broker, that its activities in connection with the Consent Solicitation included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Consent Solicitation, the term “solicit” shall be deemed to mean no more than “processing Consents” or “forwarding to customers material regarding the Consent Solicitation.”

Soliciting brokers are not eligible to receive a Soliciting Broker Fee with respect to Notes beneficially owned by such soliciting broker or with respect to any Notes that are registered in the name of a soliciting broker unless such Notes are held by such soliciting broker as nominee and the related Consent is delivered on behalf of the Beneficial Owner of such Notes.

Soliciting brokers should take care to ensure that proper records are kept to document their eligibility to receive any Soliciting Broker Fee. The Company and the Tabulation Agent reserve the right to require additional information at our discretion, as deemed warranted.

Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person, other than the Solicitation Agents, the Information Agent and the Tabulation Agent with respect to the Consent Solicitation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain of the U.S. federal income tax considerations relating to the adoption of the Proposed Amendments and the receipt of the Consent Fee that may be relevant to a beneficial owner of the Notes. This discussion applies only to Notes that are held as a capital asset for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income, the consequences to you if you sell your Notes prior to receiving the Consent Fee and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	financial institutions;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Notes;

•	persons holding the Notes as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes; and

•	tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Modification of the Notes

General. A “modification” of the terms of a debt instrument, which for this purpose would include the Proposed Amendments, results in a deemed exchange of the original debt instrument for a new debt instrument for U.S. federal income tax purposes in which gain or loss may be recognized by holders if the modification is “significant.” Subject to provisions applicable to certain categories of modifications, a modification is “significant” under the applicable Treasury regulations if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The applicable Treasury regulations provide that a modification that deletes or alters customary accounting or financial covenants is not a significant modification; the Treasury regulations, however, do not define “customary accounting or financial covenants.” We intend to take the position that the Proposed Amendments should not cause a significant modification of the terms of the Notes and, therefore, do not result in a deemed exchange of the Notes. Except where stated otherwise, the following discussion assumes that there is no deemed exchange solely as a consequence of the effectiveness of the Proposed Amendments.

The applicable Treasury regulations also provide that a change in the yield of a debt instrument is a significant modification if the annual yield of the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument. For purposes of determining the yield on the modified instrument, any payments made to the holders as consideration for the modification (like the Consent Fee) are taken into account as an adjustment to the issue price of the modified debt instrument. The change in the yield on the Notes held by consenting Holders resulting from the receipt of the Consent Fee should not be sufficient to cause a significant modification of such Notes under the Treasury regulations (although this conclusion is not entirely clear with respect to the 2066 Notes). Accordingly, we intend to take the position, with respect to the Notes, that neither the receipt of the Consent Fee nor, as discussed above, the effectiveness of the Proposed Amendments should result in a significant modification for U.S federal income tax purposes. Except where stated otherwise, the remainder of this discussion assumes our position will be respected.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

Consenting U.S. Holders of Notes

Consent Fee. The U.S. federal income tax treatment of the Consent Fee paid on the Notes is uncertain. It is possible that such Consent Fee could be treated as a separate payment for consenting, in which case the Consent Fee would generally constitute ordinary income to you. Alternatively, such Consent Fee may be treated as a payment on the applicable Note, in which case it generally would be treated as a payment of principal on the applicable Note. To the extent the Consent Fee is treated as a payment of principal, it would generally not be taxable currently to you, provided that if you acquired the Note with “market discount” (and have not previously elected to include market discount in income as it accrues), it would result in ordinary income to you to the extent of the accrued market discount on such Note. Your tax basis in such Note would effectively be reduced by the amount of the Consent Fee that is not currently taxable to you (thereby resulting in additional gain or a reduction of loss upon a sale or other disposition (including retirement) of such Note).

Modification of the Notes. As discussed above, although not free from doubt, we intend to take the position with respect to the Notes that neither the effectiveness of the Proposed Amendments nor the receipt of the Consent Fee should result in a significant modification. Consequently, assuming our position will be respected, (i) you will not realize any gain or loss from a deemed exchange of the Notes and (ii) subject to the discussion above with respect to the treatment of the Consent Fee, you should continue to have the same adjusted tax basis, holding period and accrued market discount (if any) with respect to your Notes as you had immediately prior to the effectiveness of the Proposed Amendments.

If, however, contrary to our position, the effectiveness of the Proposed Amendments or the payment of the Consent Fee constitutes a significant modification with respect to a series of Notes, your Notes of such series will be treated as exchanged for “new” Notes of such series for U.S. federal income tax purposes. Such exchange, however, should qualify as a tax-free recapitalization, and therefore you should not generally recognize any gain or loss. In addition, we expect that the “new” Notes would be treated as issued with original issue discount (“OID”), in which case you would be required to include the OID on your “new” Notes in gross income (as ordinary income) for U.S. federal income tax purposes on a constant yield to maturity basis, in advance of payment of such income (although if your basis in a “new” Note exceeded its “issue price,” you would be able to amortize such excess and offset the OID inclusions). You are encouraged to consult your own tax advisor regarding the risk that the effectiveness of the Proposed Amendments or the payment of the Consent Fee constitutes a significant modification for U.S. federal income tax purposes and the consequences to you if it does.

Non-Consenting U.S. Holders

As described in “–Modification of the Notes,” we intend to take the position that the Proposed Amendments do not result in a deemed exchange of the Notes. Assuming our position will be respected, you should not recognize any gain or loss with respect to the Proposed Amendments and you should continue to have the same adjusted tax basis, holding period and accrued market discount (if any) with respect to your Notes as you had immediately prior to the effectiveness of the Proposed Amendments, and your Notes will continue to be treated as not having OID. If, however, the effectiveness of the Proposed Amendments results in a significant modification, the consequences to you will be generally the same as discussed in the preceding paragraph.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payment of the Consent Fee (unless you are an exempt recipient such as a corporation). Backup withholding may apply to payment of the Consent Fee if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service (“IRS”).

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

Consenting Non-U.S. Holders

Consent Fee. Under current U.S. federal income tax law, there is uncertainty regarding the treatment of the Consent Fees paid on the Notes (see “—U.S. Holders—Consenting U.S. Holders—Treatment of Consent Fees” above) and whether the receipt of a Consent Fee by you is subject to U.S. federal withholding tax. It is possible that a Consent Fee could be treated as ordinary income to you and, consequently, subject to withholding tax at a rate of 30%, or the lower rate specified by an applicable treaty (unless it is effectively connected with your conduct of a trade or business within the United States, in which case it will be subject to tax generally in the same manner as if you were a U.S. holder (see “—U.S. Holders,” above) (and, in addition, if you are a foreign corporation, you might be subject to a 30% (or lower applicable treaty rate) branch profits tax)). The applicable withholding agent will make the determination of whether to withhold on the Consent Fee, and it would be prudent to expect a withholding agent to treat the Consent Fee as subject to withholding. You should consult your tax advisor regarding the U.S. federal income tax treatment of, and whether you should request a refund of any amounts withheld with respect to, the Consent Fee.

Modification of the Notes. You will generally not be subject to U.S. federal income tax on account of the modification of the Notes resulting from the Proposed Amendments or the receipt of the Consent Fee (unless income from the Notes is effectively connected with your conduct of a trade or business within the United States), regardless of whether the Proposed Amendments or the receipt of the Consent Fee results in a significant modification of the Notes for U.S. federal income tax purposes. You should consult your own tax advisor regarding the risk that the implementation of the Proposed Amendments or the receipt of the Consent Fee constitute a significant modification for U.S. federal income tax purposes, the tax consequences to you if there were to be a deemed exchange and the tax consequences of holding the Notes after the effectiveness of such a deemed exchange.

Non-Consenting Non-U.S. Holders

If you do not participate in the Consent Solicitation with respect to your Notes, you will generally not be subject to U.S. federal income tax on account of the modification of the Notes resulting from the Proposed Amendments (unless income from the Notes is effectively connected with your conduct of a trade or business within the United States), regardless of whether the Proposed Amendments result in a deemed exchange of Notes for U.S. federal income tax purposes. You should consult your own tax advisor regarding the risk that the implementation of the Proposed Amendments constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to you if there were to be a deemed exchange and the tax consequences of holding the Notes after the effectiveness of the Proposed Amendments.

Information Reporting and Backup Withholding. Generally, we or the applicable withholding agent may be required to report to the IRS and to you the amount of the Consent Fee paid to you, and the amount of tax, if any, withheld with respect to such payment. In addition, such information may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty or other intergovernmental agreement.

Backup withholding may apply to the Consent Fee paid to you unless you comply with certification procedures to establish that you are not a United States person as defined under the Code, using an applicable IRS Form W-8, or otherwise establish an exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of U.S.-source interest, certain other types of payments and, beginning in 2019, on sales or redemption proceeds paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Such an exemption must typically be evidenced by your delivery of a properly executed IRS Form W-8BEN-E. FATCA withholding may also apply to the Consent Fee. An intergovernmental agreement between the United States and the entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). The Notes will remain “grandfathered” under FATCA, and therefore payments on the Notes and proceeds from sales or redemptions of the Notes are exempt from those rules, unless a series of Notes is treated as significantly modified as a result of the adoption of the Proposed Amendments or payment of the Consent Fee (see “—Modification of the Notes” above).

TABULATION AGENT AND INFORMATION AGENT

Global Bondholder Services Corporation has been appointed as Tabulation Agent for the Consent Solicitation to receive, tabulate and verify Consents. All Consent Forms and correspondence sent to the Tabulation Agent should be directed to the address set forth on the back cover page of this Statement. The Company has agreed to indemnify the Tabulation Agent for certain liabilities. Global Bondholder Services Corporation has agreed to facilitate the Consent Solicitation in its capacity as Tabulation Agent; however, it is not passing upon the merits or accuracy of the information contained in the Consent Solicitation in its capacity as Tabulation Agent.

Global Bondholder Services Corporation will also act as Information Agent with respect to the Consent Solicitation. Requests for additional copies of and questions relating to the Consent Documents and the Indentures may be directed to the Information Agent at the address and telephone number set forth on the back cover page of this Statement. Holders of the Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

In connection with the Consent Solicitation, directors, officers and regular employees of the Company and Genworth Financial (who will not be specifically compensated for such services) may solicit Consents by use of the mails, personally or by telephone, facsimile or other means.

The Company will pay the Tabulation Agent and the Information Agent reasonable and customary fees for their services and will reimburse them for their out-of-pocket expenses in connection therewith. The Company will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Statement and related documents to the Beneficial Owners of the Notes.

SOLICITATION AGENTS

The Company has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. to act as Solicitation Agents in connection with the Consent Solicitation. The Company will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. reasonable and customary fees for their services as Solicitation Agents and will reimburse them for their reasonable out-of-pocket expenses in connection herewith. The Company has also agreed to indemnify the Solicitation Agents for certain liabilities in connection with their service as Solicitation Agents. At any given time, the Solicitation Agents may trade the Notes or other debt securities of the Company for their own account or for the accounts of customers and, accordingly, may hold a long or short position in the Notes or such other securities. All inquiries and correspondence addressed to the Solicitation Agents relating to the Consent Solicitation should be directed to the addresses and telephone numbers set forth on the back cover page of this Statement.

The Solicitation Agents assume no responsibility for the accuracy or completeness of the information contained in this Statement or for any failure by the Company to disclose events that may affect the significance or accuracy of that information.

The Solicitation Agents have provided in the past and may continue to provide other investment banking and financial advisory services to the Company and its respective affiliates and could receive customary compensation from the Company for such services.

FEES AND EXPENSES

The Company will bear all of the costs of the Consent Solicitation. The Company will reimburse the Trustee for the reasonable expenses that the Trustee incurs in connection with the Consent Solicitation and the execution of the New Supplemental Indentures. The Company will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding the Consent Documents to Beneficial Owners of the Notes. The Company will also pay the Soliciting Broker Fee to brokers for consenting positions with respect to the first $250,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder in connection with the Consent Solicitation as described in more detail herein.

MISCELLANEOUS

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the Holders of the Notes residing or having a principal place of business in each such jurisdiction.

From time to time, the Company or its affiliates may engage in additional consent solicitations. Any future consent solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Notes than the terms of the Consent Solicitation, as the Company may determine in its sole discretion.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Statement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance, the completion of the Consent Solicitation, the satisfaction of any conditions relating to the payment of any Consent Fee and the potential completion of any Life Sale. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including the satisfaction of the conditions described herein. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified under the section entitled “Certain Significant Considerations.” We therefore caution you against relying on any forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Genworth Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and files with the SEC the required Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “GNW.”

We incorporate by reference into this Statement certain documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents.

In addition, later information that we file with the SEC will automatically update and supersede that information as well as the information contained in this Statement. The information incorporated by reference is an important part of this Statement.

We incorporate by reference the documents listed below and any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Statement to the date that the Consent Solicitation is terminated or expired (except for information in these documents or filings that is deemed “furnished” to the SEC).

1.	Annual Report on Form 10-K of Genworth Financial for the year ended December 31, 2015;

2.	Definitive Proxy Statement of Genworth Financial on Schedule 14A filed on April 2, 2015;

3.	Current Report on Form 8-K of Genworth Financial filed February 4, 2016.

You should read this entire Statement (including the information incorporated by reference) and any amendments or supplements carefully before making your decision regarding the Proposed Amendments.

The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained in this Statement or in any document or report filed by us with the SEC after the date of this Statement and on or prior to the Effective Date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement. Subject to the foregoing, all information appearing in this Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

We will provide, without charge, to each person to whom a copy of this Statement is delivered, upon written request of such person, a copy of any documents incorporated by reference into this Statement, other than the exhibits thereto, unless such exhibits are specifically incorporated by reference in this document. Requests for such copies should be directed to the Information Agent and Tabulation Agent.

Supplemental Financial Information and Organizational Chart

We have provided supplemental financial information regarding Genworth’s business segments along with a simplified organizational chart on our website at http://investor.genworth.com/investors/default.aspx, under the “Investor Toolkit Tab.” No other information from our website is incorporated by reference herein.

The financial information presented therein is prepared by Genworth on a periodic basis to supplement its quarterly and annual financial statements and reports. This financial information has not been prepared for purposes of conducting the Consent Solicitation. In particular, Holders should be cautioned that the financial information relating to the Corporate and Other activities segment contains financial information and results from certain of Genworth’s other businesses, including portions of the U.S. life insurance companies. Accordingly, this financial information is not intended to be, nor should it be, used by a holder to prepare pro forma financial information that reflects a Life Sale, or any other transaction that may be consummated as a result of the Company’s previously announced strategic goals. The organizational chart included therein is a simplified organizational structure provided for the purposes of the Consent Solicitation.

CONSENT SOLICITATION STATEMENT

Genworth Holdings, Inc.

Questions and requests for assistance or additional copies of the Consent Documents and the Indentures may be directed to the Information Agent at the address below. Holders should retain their Notes and not deliver any such Notes to the Tabulation Agent or the Information Agent. Duly executed Consent Forms should be sent to the Tabulation Agent at the address provided below in accordance with the instructions set forth in the Consent Documents:

The Information Agent and Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

By Hand, Mail or

Overnight Courier:

65 Broadway – Suite 404

New York, New York 10006

Banks and Brokers call: (212) 430-3774

All others call toll free (866) 470-3900

By Facsimile Transmission:

(For Eligible Institutions only)

(212) 430-3775/3779

Confirm by Telephone:

(212) 430-3774

Questions and requests for assistance may be directed to the Solicitation Agents at the addresses and telephone numbers set forth below. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agents for the Consent Solicitation are:

BofA Merrill Lynch 214 North Tryon Street, 21st Floor Charlotte, North Carolina 28255 Attn: Debt Advisory Collect: (980) 388-4813 Toll-Free: (888) 292-0070	Goldman, Sachs & Co. 200 West St New York, New York 10282 Attn: Liability Management Group Collect: (212) 902-5183 Toll-Free: (800) 828-3182